EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of July 21, 2026 (the “Effective Date”), by and between NPH VENTURES, LLC, a Delaware limited liability company (“Seller”), and Medalist Diversified, Inc., a Maryland corporation (“Purchaser”).

ARTICLE I

SALE AND PURCHASE OF THE PROPERTY
1.01Agreement to Sell and Convey.  Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, subject to the terms and conditions hereinafter set forth, (a) that certain parcel of land lying and being situated in Denton County, Texas, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Land”), (b) all of the buildings and improvements located on the Land (collectively, the “Improvements”), (c) all of Seller’s right, title and interest, if any, in and to the lease agreement (the “Lease”) and excess real estate tax agreement (the “Tax Agreement”) listed on the Rent Roll (herein so called) attached hereto as Exhibit B and made a part hereof, together with all amendments and other modifications thereof, (d) all of Seller’s right, title and interest, if any, in and to all easements appurtenant to the Land (collectively, the “Appurtenant Rights”), (e) all of Seller’s right, title and interest, if any, in and to any furniture, fixtures, equipment, interior appliances, machines, apparatus, supplies and tangible personal property of every nature and description and all replacements thereof now owned by Seller, if any, and located in or on the Land (the “Tangible Property”), and (f) to the extent transferable, all of Seller’s right, title and interest, if any, in and to the intangible property that is owned by Seller and appurtenant to the ownership, operation, and use of the Land and Improvements (the “Intangible Property”) (the Tangible Property and the Intangible Property are collectively referred to herein as the “Personal Property”).  The Land, the Improvements, the Lease, the Tax Agreement, the Appurtenant Rights and the Personal Property are collectively called the “Property”.
1.02Purchase Price.  The purchase price (the “Purchase Price”) to be paid by Purchaser for the Property shall be FIVE MILLION FOUR HUNDRED NINETY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR AND NO/100 DOLLARS ($5,494,444.00). The Purchase Price shall be paid by delivery of immediately available federal funds to the Title Company (as hereinafter defined), for disbursement to Seller at the Closing.
1.03Escrow Deposit.  For the purpose of securing the performance of Purchaser under this Agreement, Purchaser shall, within three (3) days after the Effective Date, deliver to Fidelity National Title, Phoenix National Commercial Services (the “Title Company”), 1 E. Washington Street, #450, Phoenix, AZ 85004, Attn: Shannon Mooring Shannon.mooring@fnf.com, an earnest money deposit in the amount of $122,000.00 (the “Escrow Deposit”).  In the event Purchaser does not elect to terminate this Agreement on or before the expiration of the Inspection Period (hereinafter defined), Purchaser shall, within three (3) business days following the expiration of the Inspection Period, deposit with the Title Company an additional $75,000.00 (the “Additional Deposit”), which amount shall be deemed to be included in the defined term “Escrow Deposit”.  In the event Purchaser exercises one or both of its options to extend the Closing Date pursuant to Section 3.01 herein, Purchaser shall, at least five (5) days prior to the then-scheduled Closing Date, deposit with the Title Company an additional $100,000.00 per extension (each an “Extension Deposit”, and collectively the “Extension Deposits”), which Extension Deposits shall be deemed to be included in the defined term “Escrow Deposit”.  The Escrow Deposit shall

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be invested by the Title Company in a federally insured interest-bearing account, and all interest earned with respect thereto shall be added to the Escrow Deposit.  The Escrow Deposit shall be held and disbursed by the Title Company in accordance with the terms of this Agreement.  At the Closing, the Escrow Deposit shall be applied to the Purchase Price.  If the Escrow Deposit is not delivered to the Title Company within three (3) days after the Effective Date, Seller shall have the right to terminate this Agreement by written notice delivered to Purchaser prior to Purchaser’s delivery of the Escrow Deposit to the Title Company, and upon any such termination, this Agreement shall be of no further force or effect.  If the Additional Deposit is not delivered to the Title Company within three (3) business days following the expiration of the Inspection Period, Seller shall have the right to terminate this Agreement by delivering written notice to Purchaser prior to Purchaser’s delivery of the Additional Deposit to the Title Company, in which event the Escrow Deposit (not including the Additional Deposit) shall be immediately delivered to Seller, and this Agreement shall terminate and be of no further force or effect. The Escrow Deposit shall be non-refundable to Purchaser unless Purchaser terminates this Agreement in accordance with any right to terminate expressly granted to Purchaser by the terms of this Agreement.
1.04Inspection Period.
(a)Purchaser shall have until the date which is thirty (30) days after the Effective Date (hereinafter defined) (the “Inspection Period”) within which to make all inspections and investigations desired by Purchaser with respect to the Property.  If, within the Inspection Period, Purchaser determines that it does not desire to purchase the Property for any reason, Purchaser shall have the right to terminate this Agreement by written notice delivered to Seller and the Title Company prior to 5:00 p.m. Central Time on the final day of the Inspection Period, and upon any such termination, the Escrow Deposit shall be immediately returned to Purchaser and this Agreement shall be of no further force and effect, except for the obligations that expressly survive the termination of this Agreement.  If Purchaser fails to deliver written notice of the termination of this Agreement to Seller and Title Company prior to 5:00 p.m. Central Time on the final day of the Inspection Period, then Purchaser shall have no further right to terminate this Agreement pursuant to this Section 1.04.  If this Agreement terminates for any reason, Purchaser shall promptly return  to Seller all Property Information (hereinafter defined) and copies thereof.  Purchaser’s obligation to return the Property Information to Seller shall survive the termination of this Agreement.
(b)Purchaser and its agents and representatives shall be entitled to enter upon the Property for customary non-intrusive and non-invasive inspections, testing and examinations prior to the Closing upon reasonable prior notice to Seller and subject to the rights of the tenant under the Lease (the “Tenant”) and otherwise subject to all Permitted Exceptions and applicable laws.  Purchaser must obtain Seller’s prior written approval of the scope and method of any environmental testing or investigation (other than a Phase I environmental inspection) and for any inspection which would alter the physical condition of the Property, prior to Purchaser’s commencement of such inspections, testing or examination.  Prior to entry upon the Property, the party entitled to enter the Property shall obtain commercial general liability insurance coverage with combined single limits of not less than $1,000,000 from an acceptable underwriter and deliver to Seller a certificate of insurance naming Seller as an additional insured, evidencing such liability insurance coverage.  Purchaser shall not interfere with the activities of the Tenant in connection with any such entry onto the Property.  Purchaser agrees to indemnify Seller and to hold harmless and defend Seller from and against any and all claims, demands, causes of action, damages, liabilities, costs and expenses including, without limitation, attorney fees and court costs, which are asserted against, suffered or incurred by Seller as a result of any inspection, testing or examination of the Property by Purchaser.  Purchaser further agrees that it shall be solely responsible for any and all costs associated with the inspections described in this Section 1.04 and agrees to immediately discharge any liens that are filed against the Property as a result of such inspections.  Immediately following each such inspection, Purchaser shall restore the Property to the same condition as

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existed prior to such inspections.  The obligations of Purchaser under this Section 1.04(b) shall survive the Closing and any termination of this Agreement.
(c)PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN AND LIMITED BY SECTION 4.01 BELOW, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED, AS DEFINED BELOW), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, (H) COMPLIANCE WITH ANY ENVIRONMENTAL LAWS (HEREINAFTER DEFINED) OR PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (HEREINAFTER DEFINED), (I) THE PROPERTY INFORMATION (HEREINAFTER DEFINED), OR (J) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY.  ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY PURCHASER’S EXECUTION HEREOF, PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN, EXCEPT AS EXPRESSLY PROVIDED IN AND LIMITED BY SECTION 4.01 BELOW; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE, IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER, EXCEPT AS EXPRESSLY PROVIDED IN AND LIMITED BY SECTION 4.01 BELOW.  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE AND RELEASE ALL OBJECTIONS, SUITS, CAUSES OF ACTION, DAMAGES, LIABILITIES, LOSSES, DEMANDS, PROCEEDINGS, EXPENSES AND CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED IN AND LIMITED BY SECTION 4.01 BELOW.  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS EXPRESSLY PROVIDED IN AND LIMITED BY SECTION 4.01 BELOW.  EXCEPT AS EXPRESSLY PROVIDED IN AND LIMITED BY SECTION 4.01 BELOW, SELLER IS NOT LIABLE OR BOUND IN ANY

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MANNER BY ANY ORAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON.  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS, WHERE IS” CONDITION AND BASIS WITH ALL FAULTS, EXCEPT AS EXPRESSLY PROVIDED IN AND LIMITED BY SECTION 4.01 BELOW.  IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE FOR THE PROPERTY HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING.  PURCHASER HEREBY AGREES TO INDEMNIFY, PROTECT, DEFEND, SAVE AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL DEBTS, DUTIES, OBLIGATIONS, LIABILITIES, SUITS, CLAIMS, DEMANDS, CAUSES OF ACTION, DAMAGES, LOSSES, FEES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES AND COURT COSTS) IN ANY WAY RELATING TO, OR IN CONNECTION WITH OR ARISING OUT OF PURCHASER’S ACQUISITION, OWNERSHIP, LEASING, USE, OPERATION, MAINTENANCE OR MANAGEMENT OF THE PROPERTY.  THE PROVISIONS OF THIS SECTION 1.04(c) SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.  THE PROVISIONS OF THIS SECTION 1.04(c) ARE AN IMPORTANT BASIS OF THE BARGAIN INDUCING SELLER TO CONVEY THE PROPERTY.

For the purposes of this Agreement, “Environmental Law” means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC §§9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC §§6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC §§1251 et seq., Clean Air Act of 1966, as amended, 42 USC §§7401 et seq., Toxic Substances Control Act of 1976, 15 USC §§2601 et seq., Hazardous Materials Transportation Act, 49 USC App. §§1801, Occupational Safety and Health Act of 1970, as amended, 29 USC §§651 et seq., Oil Pollution Act of 1990, 33 USC §§2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. §§11001 et seq., National Environmental Policy Act of 1969, 42 USC §§4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC §§300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

For the purposes of this Agreement, “Hazardous Material” means any hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

(d)Notwithstanding anything contained herein to the contrary, if Purchaser elects to terminate this Agreement for any reason and is entitled to receive a refund of the Escrow Deposit pursuant to the terms hereof, the Title Company shall first disburse to Seller the sum of one hundred dollars ($100.00) as independent consideration for Seller’s performance under this Agreement, which sum shall be retained by Seller in all instances.

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(e)Within three (3) days after the Effective Date, Seller shall deliver to Purchaser (to the extent in Seller’s possession) or make available at the Property the following items (the “Property Information”):
(i)Copies of any environmental reports relating to the Property;
(ii)Copy of the most recent appraisal of the Property, if any;
(iii)Copy of the list of Schedule B items included in Seller’s existing title commitment;
(iv)Copies of zoning approvals, final construction plans, building plans, and assignable warranties;
(v)Copies of the Lease and Tax Agreement; and
(vi)Copy of the Survey (hereinafter defined).
ARTICLE II

SURVEY AND TITLE COMMITMENT; PERMITTED EXCEPTIONS
2.01Title Commitment.  As soon as reasonably practicable after the Effective Date, Seller shall cause the Title Company to issue and deliver to Purchaser a title commitment issued by the Title Company, accompanied by copies of all recorded documents affecting the Property listed on such title commitment (collectively the “Title Commitment”). Purchaser shall deliver written notice to Seller and the Title Company on or before the expiration of fifteen (15) days after the date that Purchaser receives the last of the Title Commitment and Survey (such notice being called the “Objection Notice”) if the condition of title to the Property as set forth in the Title Commitment and the Survey is not satisfactory.  In the event Purchaser states in the Objection Notice that the condition of title to the Property is not satisfactory (the “Objections”), Seller may (but shall not be obligated), within five (5) days after the date of the Objection Notice (the “Response Period”) deliver a notice to Purchaser stating whether or not it agrees, at Seller’s sole cost and expense, to undertake to eliminate or modify (“Cure”) the Objections to the reasonable satisfaction of Purchaser (the “Response Notice”).  Seller’s failure to deliver a Response Notice to Purchaser during the Response Period shall be deemed an election by Seller not to Cure any Objections.  If Seller fails to deliver a Response Notice or delivers a Response Notice in which it states it will not agree to Cure one or more Objections, Purchaser may, at its option and as its sole remedy, either accept title to the Property subject to the Objections, without an adjustment in the Purchase Price, in which event such Objections shall be deemed to be waived for all purposes, or (b) terminate this Agreement by written notice delivered to the Title Company and Seller prior to the earlier of (i) 5:00 p.m. Central time on the date which is three (3) days after the day Purchaser receives the Response Notice, or (ii) the last day of the Inspection Period, in which event the Escrow Deposit shall be promptly returned to Purchaser by the Title Company and this Agreement shall be of no further force or effect.  If Seller does deliver a Response Notice to Purchaser in which it elects to Cure any Objections described in the Objection Notice, Seller shall Cure such Objections within fifteen (15) days after the date of the Response Notice (the “Cure Period”).  If Seller does not cure such Objections within the Cure Period, Purchaser may, at its option and as its sole remedy, either (a) accept title to the Property subject to the objections raised by Purchaser, without an adjustment in the Purchase Price, in which event such objections shall be deemed to be waived for all purposes, or (b) terminate this Agreement by written notice delivered to the Title Company and Seller prior to the earlier of (i) 5:00 p.m. Central time on the date which is three (3) days after the final day of the Cure Period, or (ii) 5:00 p.m. Central time on the

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date which is three (3) days after Seller notifies Purchaser that Seller will not cure one or more of the Objections within the Cure Period, in which event the Escrow Deposit shall be promptly returned to Purchaser by the Title Company and this Agreement shall be of no further force or effect. Notwithstanding the foregoing, Seller shall be obligated to remove, or cause the removal of, prior to or at the Closing, any deed of trust or mortgage placed on the Property by, through or under Seller (collectively, “Mandatory Cure Items”), and Purchaser shall not be obligated to raise Objections to any such Mandatory Cure Items for Seller’s foregoing covenant to be effective.
2.02Amended Title Commitment.  If any new material and adverse title matter(s) appear of record after the expiration of the Cure Period and prior to the Closing, Purchaser shall have the right to give an Objection Notice to Seller and the Title Company (such notice being called the “New Objection Notice”) within five (5) days of Purchaser’s receipt of an amended Title Commitment and applicable recorded document(s) evidencing the new material and adverse title matter(s) of record.  In the event Seller has not satisfied such objections within five (5) days after its receipt of the New Objection Notice (such five (5) day period being called the “New Cure Period”), Purchaser may, at its option and as its sole remedy, either (a) accept title to the Property subject to the objections raised by Purchaser, without an adjustment in the Purchase Price, in which event such objections shall be deemed to be waived for all purposes and will be deemed Permitted Exceptions, or (b) terminate this Agreement by written notice delivered to Seller and the Title Company prior to 5:00 p.m. Central time on the date which is two (2) days after the final day of the New Cure Period, in which event the Escrow Deposit shall be promptly returned to Purchaser by the Title Company and this Agreement shall be of no further force or effect.  If Seller has not responded to Purchaser’s objections by the end of the New Cure Period, Seller shall be deemed to have given notice that it does not intend to cure any of Purchaser’s objections.
2.03Survey.  Within three (3) days after the Effective Date, Seller, at Seller’s sole cost and expense, shall deliver to Purchaser and the Title Company the survey of the Property in Seller’s possession, if any (the “Survey”).  If Purchaser desires to have the Survey updated or re-certified, such revised or re-certified Survey shall be at Purchaser’s sole cost and expense.
2.04Permitted Exceptions.  The Property shall be conveyed to Purchaser subject to the easements, exceptions, covenants, conditions, restrictions and other encumbrances described in the Title Commitment, the Lease, the Tax Agreement and all matters on the Survey and any new survey Purchaser may obtain prior to Closing.  The foregoing easements, exceptions, covenants, conditions, restrictions, encumbrances and matters are collectively called the “Permitted Exceptions”.
ARTICLE III

CLOSING
3.01Closing Date.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place in the offices of the Title Company on the date which is thirty (30) days after the final day of the Inspection Period (such date being called the “Closing Date”).  Purchaser shall have two options to extend the Closing Date for an additional thirty (30) days per extension by depositing an Extension Deposit with the Title Company and providing written notice to Seller and the Title Company of Purchaser’s election to exercise such right at least five (5) days prior to the then-scheduled Closing Date.

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3.02Seller’s Obligations at Closing.  At the Closing, Seller shall do the following:
(a)Execute, acknowledge, and deliver to the Title Company a special warranty deed (the “Deed”) in the form attached hereto as Exhibit C and made a part hereof for all purposes, conveying the Land and the Improvements to Purchaser, subject only to the Permitted Exceptions.
(b)Execute, acknowledge and deliver to the Title Company a bill of sale and assignment and assumption of Leases (the “Assignment”) in the form attached hereto as Exhibit D and made a part hereof for all purposes.
(c)Execute and deliver to the Title Company a certification of non-foreign status of Seller pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”).
(d)Execute and deliver to the Title Company a letter addressed to the Tenant advising the Tenant of the sale of the Property to Purchaser (the “Tenant Notice Letter”) in the form attached hereto as Exhibit E and made a part hereof for all purposes.
(e)Execute and deliver an owner’s affidavit in the form reasonably required by the Title Company and acceptable to Seller.
(f)Execute and deliver the closing statement.
(g)Deliver such organizational and authority documents of Seller as the Title Company may reasonably require in connection with the Closing.
(h)Cause to be furnished and delivered to Purchaser, at the cost of Seller, an owner policy of title insurance (excluding any endorsements or any extended coverage) issued by the Title Company or a commitment from the Title Company to deliver same (the “Policy”) insuring fee simple title to the Land and Improvements in Purchaser in a face amount equal to the Purchase Price, and containing no exceptions other than the Permitted Exceptions.
3.03Purchaser’s Obligations at Closing.  Contemporaneously with the performance by Seller of its obligations set forth in Section 3.02 above, Purchaser shall do the following at the Closing:
(a)Pay to Seller (or cause the Title Company to pay to Seller) the Purchase Price as provided in Section 1.02 above.
(b)Execute and deliver the Assignment to the Title Company.
(c)Execute and deliver the Tenant Notice Letter to the Title Company.
(d)Deliver such organizational and authority documents of Purchaser as the Title Company may reasonably require in connection with the Closing.
(e)Execute and deliver such other documents as the Title Company may reasonably require in connection with the Closing including, without limitation, a closing statement.
3.04Closing Costs.  Seller shall pay the basic premium payable for the Policy (excluding the cost of any endorsements or extended coverage thereto and the cost of any lender’s policy of title insurance).  Purchaser shall pay all recording fees and the cost of any endorsements or extended coverages to the Policy and the cost of any lender’s policy of title insurance.  The escrow fees of the Title

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Company shall be shared equally by Seller and Purchaser.  Except as provided in Section 7.11 below, Seller and Purchaser shall each pay their own legal fees in connection with this Agreement.
3.05Conditions to Purchaser’s Obligations.  Purchaser’s obligation to purchase the Property under this Agreement is subject to the satisfaction of each of the following conditions on or before the Closing Date, any of which may be waived in whole or in part only in writing by Purchaser at or prior to the Closing Date:
(a)Seller shall have delivered to Purchaser an estoppel certificate from the Tenant in the form attached hereto as Exhibit F (the “Tenant Estoppel”).  The Tenant Estoppel shall be deemed acceptable to Purchaser and shall satisfy this condition if: (i) it is in the form prescribed by the Lease, (ii) it confirms the basic economic terms of the Lease (commencement date, expiration date, base rent and security deposit, if any), (iii) it does not disclose any material monetary default of the landlord that is not corrected prior to Closing; and (iv) it does not disclose any matters that materially conflict with the Lease.
(b)Seller shall have performed in all material respects all of its obligations hereunder.
(c)All of Seller’s representations and warranties remain true as of the Closing Date.
(d)Seller shall not have (i) filed a petition under any section of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof (ii) been adjudged bankrupt or insolvent, (iii) made or requested any rearrangement of its debts, (iv) been adjudged insolvent, or (v) had any receiver or trustee appointed for Seller or any of Seller’s assets.
(e)There shall be no injunction or order of any court or governmental authority prohibiting consummation of the transactions contemplated hereby.

In the event that any of the foregoing conditions are not met on or before the Closing Date, Purchaser shall have the right to terminate this Agreement and receive a refund of the Escrow Deposit, and the parties shall have no further obligation to one another under this Agreement except for the obligations that expressly survive termination of this Agreement.  In the event Purchaser elects to close this transaction without the conditions of this Section 3.05 being satisfied, Purchaser shall be deemed to have waived the same.

3.06Conditions to Seller’s Obligations.  Seller’s obligation to sell the Property under this Agreement is subject to the satisfaction of each of the following conditions on or before the Closing Date, any of which may be waived in whole or in part only in writing by Seller at or prior to the Closing Date:
(a)Purchaser shall have performed in all material respects all of its obligations hereunder.
(b)All of Purchaser’s representations and warranties remain true as of the Closing Date.
(c)Purchaser shall not have (i) filed a petition under any section of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof (ii) been adjudged bankrupt or insolvent, (iii) made or requested any rearrangement of its debts, (iv) been adjudged insolvent, (v) had any receiver or trustee appointed for Purchaser or any of Purchaser’s assets.

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(d)There shall be no injunction or order of any court or governmental authority prohibiting consummation of the transactions contemplated hereby.

In the event any of such conditions are not satisfied or waived by Seller in writing prior to the Closing, Seller shall have the right to terminate this Agreement by written notice to Purchaser and upon any such termination the Escrow Deposit shall be immediately delivered to Seller.

3.07Proration of Rents.  All rents and other sums due under the Lease for the month in which the Closing occurs which have been collected by Seller as of the Closing Date shall be prorated between Seller and Purchaser as of the Closing Date.  If, as of the Closing Date, the Tenant is delinquent in any payments required to be paid under the Lease, then to the extent Purchaser receives from the Tenant any amounts attributable to the period prior to the Closing, Purchaser will promptly remit such amounts to Seller.  However, Purchaser will have no obligation to commence any legal action or to otherwise exercise any rights or remedies under the Lease in order to collect any such payments on behalf of Seller.  This Section 3.07 shall survive the Closing.
3.08Lease Costs.  With respect to leasing commissions, tenant finish costs, costs associated with architectural plans and specifications, utility splits, demising costs, and all other costs payable by the landlord under the Lease that accrue after the Closing Date, Purchaser shall be responsible for the payment of all such costs from and after the Closing. This Section 3.08 shall survive the Closing.
3.09Prorations.  The following items shall be prorated between Seller and Purchaser (with Purchaser deemed to be holding title as of the Closing Date):
(a)All ad valorem and other real estate taxes and assessments with respect to the Property (collectively, the “Taxes”) shall be prorated as of the Closing Date.  If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of the Taxes shall be made upon the basis of the tax rate for the immediately preceding tax year applied to the latest assessed valuation of the Property.  Within thirty (30) days after the actual amount of the Taxes for the year in which the Closing occurs are determined, Seller and Purchaser shall adjust the proration of the Taxes and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment. The ad valorem and other real estate tax prorations and assessments shall be final as of the Closing Date.  All taxes assessed against the Property for prior years due to a change in use or ownership of the Property prior to the Closing Date shall be paid by Seller. All taxes assessed against the Property for prior years due to a change in use or ownership of the Property after the Closing Date shall be paid by Purchaser. To the extent pursuant to the Lease the Tenant pays any Taxes directly to the applicable taxing authorities or reimburses Seller on a lump sum basis for such Taxes (i.e. Seller does not collect Tax escrows from Tenant), then Seller shall not be responsible to provide any credit for Taxes at Closing.
(b)All other income and operating expenses of the Property shall be prorated as of the Closing Date based upon the best available information.  All items of income and expense for the period prior to the Closing Date will be for the account of Seller, and all items of income and expense for the period from and after the Closing Date will be for the account of Purchaser, all as determined by the accrual method of accounting.  Seller and Purchaser hereby agree that if any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then the same shall be calculated within thirty (30) days after the Closing Date, or as soon as sufficient information is available to permit the parties to accurately calculate such proration(s), and either party owing the other party a sum of money based on such subsequent proration(s) shall pay said sum to the other party within ten (10) days after such calculation is made. All operating expenses of the Property for the month in which the Closing occurs, including, without limitation, public utility charges, maintenance, management, and other service charges, and all other normal operating charges shall be prorated as of the Closing Date based upon the best

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available information.  All such operating expenses for the period prior to the Closing Date will be for the account of Seller, and all such operating expenses for the period from and after the Closing Date will be for the account of Purchaser.  Seller and Purchaser hereby agree that if any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then the same shall be calculated within thirty (30) days after the Closing Date, or as soon as sufficient information is available to permit the parties to accurately calculate such proration(s), and either party owing the other party a sum of money based on such subsequent proration(s) shall pay said sum to the other party within ten (10) days after such calculation is made. To the extent pursuant to the Lease the Tenant pays any such operating expenses directly to third parties or reimburses Seller on a lump sum basis for such operating expenses (i.e. Seller does not collect operating expense escrows from Tenant), then Seller shall not be responsible to provide any credit for such operating expenses at Closing.
(c)This Section 3.09 shall not merge with the Deed and shall survive the Closing.
3.10Purchaser’s Obligations After the Closing.  Purchaser shall deliver a copy of the fully executed Tenant Notice Letter to the Tenant.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANTS
4.01Representations and Warranties of Seller.  Seller hereby represents and warrants to Purchaser, both as of the Effective Date and as of the Closing Date, as follows:
(a)Seller is duly organized, validly existing, and in good standing under the laws of the State of its organization, and it is authorized to transact business in the State where the Property is located.
(b)Seller has all requisite power and authority and has taken all actions required by its organizational documents to authorize it to execute and deliver this Agreement. All of the individuals executing, on behalf of Seller, this Agreement and any other documents and instruments executed by Seller pursuant hereto have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.
(c)Seller has all necessary approvals to execute and deliver this Agreement and perform its obligations hereunder, and no other authorization or approvals, whether of governmental bodies or otherwise, will be necessary to enable Seller to enter into or comply with the terms of this Agreement.
(d)This Agreement and the other documents to be executed by Seller hereunder, upon execution and delivery thereof by Seller, will have been duly entered into by Seller, and will constitute legal, valid and binding obligations of Seller.  The execution, delivery and performance by Seller of this Agreement do not conflict with or constitute a default under Seller’s organizational documents or any contract, document, understanding, indenture, agreement or other instrument to which Seller is a party.
(e)Seller owns good and indefeasible fee simple title to the Property, and except for the tenant under the Lease, there are no parties other than Seller with any interest in the Property (e.g., marital, homestead, option to purchase, right of first refusal, right of first offer, leasehold, license, or otherwise); and except for the tenant under the Lease, Seller is in sole and exclusive possession of the Property and no person or entity claims any right of possession to all or any portion thereof.

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(f)Seller is not a “foreign person” as that term is defined in Section 1445 of the Code and any applicable regulations promulgated thereunder.
(g)Seller is not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Office of Foreign Assets Control or (ii) a Person with whom U.S. Persons are prohibited from engaging in transactions under applicable anti-terrorism, anti-money laundering or economic sanctions laws.
(h)To the current actual knowledge of Seller (without any inquiry or investigation by Seller), the Lease is in full force and effect as against Seller. To the current actual knowledge of Seller, there are no leases, license agreements, occupancy agreements or tenancies, written or oral, for any portion of the Property other than the Lease. There are no outstanding tenant concessions, tenant improvement costs and leasing commissions or fees with respect to the Lease, excluding with respect to any unexercised renewal or extension term(s) under the Lease.
(i)Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, or (v) admitted in writing its inability to pay its debts as they come due.
(j)Except as may be shown on an updated Rent Roll delivered to Purchaser prior to the Closing, the Rent Roll is true and correct in all material respects.
(k)Seller has not received a written notice of default from the Tenant under the Lease that has not been cured.
(l)Seller has not delivered a written notice of default to the Tenant under the Lease that has not been cured.
(m)Except as set forth in the Property Information, Seller has not received written notice from any third party that the Property is in violation of any applicable codes, regulations, ordinances and/or laws, including but not limited to any Environmental Laws.
(n)To the current actual knowledge of Seller, there are no actions, suits or proceedings pending or threatened or asserted against Seller or the Property.
(o)Seller has not received written notice of any condemnation action pending or being contemplated with respect to the Property.
(p)To the current actual knowledge of Seller, there are no unpaid taxes assessed against the Property, and as of the Effective Date and the Closing Date Seller has not received any written notice of a special tax or assessment to be levied against the Property.
(q)Seller has no knowledge of any material unfunded capital expenditures required within the next twelve (12) months.

The phrase “To the current actual knowledge of Seller” or similar phrase as used in this Agreement shall be limited only to the actual knowledge, without investigation or inquiry, of Michael J. Plank (the “Designated Representative”), and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, any of its affiliates, or to any of their officers, agents,

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managers, representatives or employees, or any third party or to impose upon any persons any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains; provided, however, that Seller represents and warrants to Purchaser that the Designated Representative is the President, CEO and sole member of Seller and is the individual at the company with the most knowledge of the Property and the day-to-day operations of the Property.  Under no circumstances shall any individual named above have any personal liability under this Agreement.

Seller shall promptly notify Purchaser in writing of any event or condition known to Seller which occurs prior to Closing Date and which causes a material change in the facts relating to, or the truth of, any of the representations and warranties set forth in this Section 4.01.  Such representations and warranties, as modified by Seller prior to Closing, shall survive the Closing for a period of twelve (12) months after the Closing and thereafter shall be of no further force and effect unless and to the extent that Purchaser shall have asserted a breach of any such representation or warranty in a written notice to Seller delivered prior to the expiration of such twelve (12) month period.  Further, no action shall be commenced against Seller for the breach of any representation or warranty following the second anniversary of the Closing Date. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Purchaser shall not be entitled to rely on any representation made by Seller in Section 4.01 to the extent, prior to or at Closing, Purchaser shall have or obtain actual knowledge of any information that is contradictory to such representation or warranty.  In no event shall Seller be liable to Purchaser under this Agreement at law or in equity for indirect, special, consequential (including lost profits) or punitive damages arising out of or in connection with this Agreement.

4.02Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller, both as of the Effective Date and as of the Closing Date, as follows:
(a)Purchaser is duly incorporated, validly existing, and in good standing under the laws of the State of its incorporation.
(b)Purchaser has all requisite power and authority and has taken all actions required by its organizational documents to authorize it to execute and deliver this Agreement. All of the individuals executing this Agreement and any other documents and instruments executed by Purchaser pursuant hereto have the legal power, right, and actual authority to bind Purchaser to the terms and conditions hereof and thereof.
(c)Purchaser has all necessary approvals to execute and deliver this Agreement and perform its obligations hereunder, and no other authorization or approvals, whether of governmental bodies or otherwise, will be necessary to enable Purchaser to enter into or comply with the terms of this Agreement.
(d)This Agreement and the other documents to be executed by Purchaser hereunder, upon execution and delivery thereof by Purchaser, will have been duly entered into by Purchaser, and will constitute legal, valid and binding obligations of Purchaser.  The execution, delivery and performance by Purchaser of this Agreement do not conflict with or constitute a default under Purchaser’s organizational documents or any contract, document, understanding, indenture, agreement or other instrument to which Purchaser is a party
(e)Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all,

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of Purchaser’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
(f)PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT (i) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, (ii) PURCHASER IS REPRESENTED BY LEGAL COUNSEL, AND (iii) PURCHASER IS SEEKING TO ACQUIRE THE PROPERTY, WHICH WILL NOT BE USED AS A FAMILY RESIDENCE, FOR A CONSIDERATION THAT EXCEEDS $500,000, OR (iv) (A) PURCHASER IS A BUSINESS ENTITY THAT EITHER HAS ASSETS OF $25,000,000 OR MORE OR IS OWNED OR CONTROLLED BY A CORPORATION OR ENTITY WITH ASSETS OF $25,000,000 OR MORE, OR (B) PURCHASER IS A SOPHISTICATED REAL ESTATE INVESTOR AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION.  PURCHASER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS, REMEDIES AND BENEFITS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (SECTIONS 17.41 AND FOLLOWING OF THE TEXAS BUSINESS AND COMMERCE CODE) (THE “DTPA”) AND ANY OTHER SIMILAR CONSUMER PROTECTION LAW, WHETHER FEDERAL, STATE OR LOCAL.  PURCHASER COVENANTS NOT TO SUE SELLER UNDER THE DTPA OR ANY SUCH SIMILAR CONSUMER PROTECTION LAW.
(g)Such representations and warranties of Purchaser shall survive the Closing for a period of twelve (12) months.
4.03Covenants and Agreements of Seller.  Seller covenants and agrees with Purchaser that from the Effective Date until the Closing Date:
(a)Seller shall operate and maintain the Property in substantially the same manner as it has prior to the Effective Date, and shall not remove any material personal property from the Property.
(b)Seller shall notify Purchaser of any litigation, arbitration, administrative hearing or condemnation proceeding before any court or governmental agency concerning or affecting the Property which is instituted after the Effective Date and which Seller receives written notice thereof.
(c)After the expiration of the Inspection Period, Seller shall not amend, terminate or modify the Lease nor enter into any new lease agreement covering all or any portion of the Property without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole and absolute discretion.  If Purchaser’s consent is requested by Seller as to any amendment, termination or modification of the Lease, or as to a new lease, Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment, termination or modification of the Lease or new lease within three (3) business days after Purchaser’s receipt of such written notice.  If Purchaser does not respond to Seller’s request within such time period, then Purchaser will be deemed to have disapproved such amendment, termination or modification of the Lease or a new lease.  All costs and expenses incurred and paid by Seller under any amendment or modification of the Lease or a new lease, in each case if initiated by Purchaser, shall be paid by Purchaser.  Otherwise, all such costs and expenses shall be Seller’s responsibility.
(d)After the expiration of the Inspection Period, Seller will not enter into any new service contract with respect to any portion of the Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, except service contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than thirty (30) days’ prior notice.

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(e)Seller shall maintain the current insurance coverage on the Property.
(f)Seller shall not encumber the Property or create any new liens after the Effective Date without Purchaser’s prior written consent.
(g)Seller shall promptly deliver to Purchaser copies of any written notices Seller receives from the Tenant and, to the extent the Designated Representative directly receives such notices, written notices from any governmental authority or any third party affecting the Property.
ARTICLE V

CASUALTY AND CONDEMNATION
5.01Casualty.  Seller shall deliver written notice to Purchaser of any damage to the Property by fire or other casualty which occurs prior to the Closing (a “Casualty”).  If prior to the Closing, any fire or casualty damage to the Property occurs and as a result of the Casualty the Tenant has the immediate right to terminate the Lease, Purchaser shall have the right to terminate this Agreement by written notice delivered to Seller within fifteen (15) days after Purchaser receives written notice of such damage.  If Purchaser does not elect to terminate this Agreement within such 15-day period, then the Closing shall take place as provided in this Agreement without any reduction in the Purchase Price and at the Closing, Purchaser shall receive a credit for the amount of insurance proceeds, if any, received by Seller prior to the Closing and not applied to the payment of the cost to repair the damage, and Seller shall assign to Purchaser all of Seller’s rights to receive any uncollected insurance proceeds which are payable for the cost of repairing such damage as well as any rental abatement insurance proceeds payable with respect to the period after the Closing Date.  The insurance proceeds payable to Purchaser pursuant to this Section 5.01 shall be net of any costs of collection.  Purchaser and Seller agree that the Uniform Vendor-Purchaser Risk of Loss Act shall not apply to this Agreement.
5.02Condemnation.  Seller shall deliver written notice to Purchaser of any taking or condemnation of all or any portion of the Property of which Seller receives notice prior to the Closing (any such taking or condemnation is hereafter called a “Condemnation”).  If prior to the Closing, a Condemnation occurs and as a result thereof the Tenant has the immediate right to terminate the Lease or to abate or reduce rent thereunder, Purchaser shall have the right to terminate this Agreement by written notice delivered to Seller within fifteen (15) days after Purchaser receives written notice of the Condemnation.  If Purchaser does not elect to terminate this Agreement within such 15-day period, then the Closing shall take place as provided in this Agreement without any reduction in the Purchase Price and Seller shall assign to Purchaser at the Closing all right, title and interest of such Seller in and to all condemnation proceeds which may be paid or payable with respect to the Condemnation, net of any costs of collecting such proceeds.
ARTICLE VI

PROVISIONS WITH RESPECT TO DEFAULT
6.01Default by Seller.  In the event Seller breaches any of its representations, warranties, or covenants set forth in this Agreement, including without limitation if Seller fails to consummate the Closing for any reason, except for a default by Purchaser or the failure of a condition precedent to Seller’s obligation to consummate the Closing (as set forth herein), and such failure continues for two (2) business days after written notice thereof with respect to Seller’s failure to close, or for ten (10) days after written notice thereof with respect to all other Seller breaches, Purchaser may, at its election and as its sole and exclusive remedy, either (a) terminate this Agreement and receive a refund of the Escrow Deposit from the Title Company, and Seller shall upon demand reimburse Purchaser for all of Purchaser’s reasonable

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actual costs and expenses incurred in connection with the negotiation and execution of this Agreement and Purchaser’s due diligence inspections of the Property (including but not limited to reasonable attorney’s fees and expenses actually incurred with respect to each) up to $25,000.00 in the aggregate, and which reimbursement obligation shall survive termination of this Agreement; or (b) bring an action to enforce specific performance of this Agreement against Seller, provided that such action is commenced within two (2) years and one day after the scheduled Closing Date.   Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ninety-one (91) days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within two (2) years and one day following the scheduled Closing Date.  Furthermore, and notwithstanding the foregoing, if the remedy of specific performance is not available to Purchaser as a result of Seller’s bad-faith sale of the Property to a third-party, Purchaser shall be entitled to receive a refund of the Escrow Deposit from the Title Company, and Seller shall upon demand reimburse Purchaser for all of Purchaser’s reasonable actual costs and expenses incurred in connection with the negotiation and execution of this Agreement and Purchaser’s due diligence inspections of the Property (including but not limited to reasonable attorney’s fees and expenses actually incurred with respect to each) up to $25,000.00 in the aggregate, and which reimbursement obligation shall survive termination of this Agreement.  The limitations of this Section shall not apply to (a) Seller’s post-Closing obligations for breach of an express representation or warranty set forth in Article IV herein, or (b) Seller’s obligations that expressly survive termination of this Agreement.   Except as otherwise specifically provided in and limited by Section 4.01 of this Agreement and this Section, Purchaser specifically waives all other rights and remedies, including, without limitation, the right to actual, punitive, speculative, consequential or other damages.
6.02Default by Purchaser.  In the event Purchaser fails to perform any of its obligations hereunder or fails to purchase the Property for any reason, except for a default by Seller as provided in Section 6.01 above or the failure of a condition precedent to Purchaser’s obligation to consummate the Closing (as set forth herein), Seller may, at its election and as its sole and exclusive remedy, terminate this Agreement and receive the Escrow Deposit from the Title Company as liquidated damages.  The parties have agreed that Seller’s actual damages, in the event of Purchaser’s breach hereof, would be extremely difficult or impracticable to determine.  Therefore, the parties acknowledge that the Escrow Deposit has been agreed upon, after negotiation, as the parties’ reasonable estimate of Seller’s damages.  The foregoing shall in no way be deemed to limit the extent of Seller’s damages or Purchaser’s liability to Seller pursuant to any indemnification provisions contained in this Agreement, or with respect to any other obligations which survive the Closing or which are to be performed by the Purchaser after the Closing.
ARTICLE VII

MISCELLANEOUS
7.01Brokerage Fees and Commissions.  Subject to the terms hereof, Seller agrees to pay Westwood Net Lease Advisors (the “Broker”) a brokerage commission pursuant to the terms of a separate agreement between Seller and the Broker if and when the Closing occurs, but not otherwise.  If the Closing does not occur for any reason, including, without limitation, a default by either party hereunder, no commission shall be due or payable to the Broker.  If any other claims for brokerage commissions or fees are ever made against Seller or Purchaser in connection with this transaction, all such claims shall be handled and paid by the party whose commitments form the basis of such claims.  Seller and Purchaser each agree to indemnify and hold harmless the other from and against any and all such claims or demands with respect to any brokerage fees or agents’ commissions or other compensation

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asserted by any person, firm, or corporation in connection with this Agreement or the transactions contemplated herein insofar as any such claim or demand is based upon a contract or commitment of the indemnifying party.
7.02Notices.  All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either (a) on the date personally delivered to the address indicated herein, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) three (3) days following deposit in the United States mail if by certified or registered mail, return receipt requested, addressed to the intended recipient at the address indicated herein; (c) upon confirmed transmission, if delivered by email, addressed to the intended recipient at the email address noted herein; or (d) one (1) business day following the day deposited into the custody of a nationally recognized overnight delivery service such as FedEx for overnight next day delivery, addressed to such party at the address specified herein.

If to Seller:NPH Ventures, LLC

3207 South Sam Houston Parkway East, Suite 100

Houston, Texas 77047

Attn: James Zubizarreta and Sam Shepherd

Phone: (346) 571-0683; (713) 578-1227

Email: jzubi@nphlp.com

sshepherd@theplankcompanies.com

notices@nationalpropertyholdings.com

with a copy to:Holland & Knight LLP

811 Main Street, Suite 2500

Houston, Texas 77002

Attn:Manny Gardberg and Aiden Johnsen

Phone:(713) 653-8615; (713) 217-2896

Email:manny.gardberg@hklaw.com

aiden.johnsen@hklaw.com

If to Purchaser:Medalist Diversified, Inc.

Attn: C. Brent Winn, Jr., Chief Financial Officer

P.O. Box 8436

Richmond, VA 23226

Email: bwinn@medalistdst.com

with a copy to:Maynard Nexsen PC

4141 Parklake Ave., Suite 200

Raleigh, NC 27612

Attn: Alex Serkes

Email:  ASerkes@maynardnexsen.com

Any party hereto may, at any time by giving five (5) days’ written notice to the other party hereto, designate any other address in substitution of the foregoing address to which such notice shall be given.

7.03Entire Agreement; Modification.  This Agreement embodies and constitutes the entire understanding among the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified,

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amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.
7.04Headings.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
7.05Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.
7.06Time of Essence.  Time is of the essence of this Agreement and of each covenant and agreement that is to be performed at a particular time or within a particular period of time. However, if the final date of any period which is set out in any provision of this Agreement or the Closing Date falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas, then the time of such period or the Closing Date, as the case may be, shall be extended to the next date which is not a Saturday, Sunday or legal holiday.
7.07Counterparts; Signatures.  This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  Signatures to this Agreement may be transmitted via facsimile or scanned and e-mailed, and delivery thereby shall be deemed sufficient for all purposes to the same extent as would be delivery of an original signature.
7.08Assignment by Purchaser.  Purchaser shall not have the right to assign this Agreement without the prior written consent of Seller; provided, however, Purchaser may assign its interest under this Agreement without Seller’s consent (but with written notice delivered to Seller of such assignment at least five (5) days prior to the Closing Date) to any entity affiliated with Purchaser, provided such assignee assumes all of the obligations of Purchaser under this Agreement, and in no event shall Purchaser be released of its obligations under this Agreement in the event of any such assignment.  Seller shall not have the right to assign this Agreement without the prior written consent of Purchaser.
7.09Prohibition on Recording Agreements.  Purchaser agrees that neither this Agreement, a copy of this Agreement, nor any memorandum of this Agreement shall ever be filed of record, and in the event Purchaser records this Agreement, a copy of this Agreement or any memorandum of this Agreement, Seller, at Seller’s option, may terminate this Agreement and receive immediate payment of the Escrow Deposit.
7.10Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its choice of law principles.
7.11Attorneys’ Fees.  Should either party hereto institute any action or proceeding in court to enforce this Agreement, the prevailing party in any such action or proceeding shall be entitled to receive from the non-prevailing party all reasonable attorneys’ fees and court costs in connection with such action or proceeding.
7.12Reporting Person.  The Title Company is hereby designated as the “Reporting Person” pursuant to Section 6045 of the Internal Revenue Code and the Regulations promulgated thereunder.
7.13Construction.  The parties acknowledge and agree that the parties and their counsel have reviewed this Agreement, and this Agreement will not be presumptively interpreted against either party.

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7.14Severability.  If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the invalid, illegal, or unenforceable provision will not affect any other provisions, and this Agreement will be construed as if the invalid, illegal, or unenforceable provision is severed and deleted from this Agreement.
7.15Gender; Number.  Unless the context requires otherwise, all pronouns used in this Agreement will be construed to include the other genders, whether used in the masculine, feminine or neuter gender.  Words in the singular number will be construed to include the plural, and words in the plural will be construed to include the singular.
7.16Confidentiality.  Purchaser and Seller shall keep confidential the existence and the terms of this Agreement, except as to their employees, consultants, attorneys, accountants, and other agents that may be involved in the transactions contemplated by this Agreement.  Purchaser and each of its representatives shall hold in strictest confidence all data and information obtained with respect to the Property and/or Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others without the prior written consent of Seller (which consent may be withheld in Seller’s sole and absolute discretion). Seller and each of its representatives shall hold in strictest confidence all data and information obtained with respect to Purchaser or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others without the prior written consent of Purchaser (which consent may be withheld in Purchaser’s sole and absolute discretion). However, it is understood and agreed that (i) each party may disclose such data and information (1) to their respective employees, consultants, accountants, and attorneys provided that the disclosing party advises such persons of the confidential nature of such information and in all events the disclosing party shall be responsible for its employees, consultants, accountants and attorneys’ obligation to keep confidential the data and information provided to them pursuant to this Agreement; and (2) to any governmental agency to the extent the same may require such disclosure for compliance with applicable laws or a court order; and (ii) any party hereto may disclose information to the extent such information is a matter of public record, or if necessary to comply with applicable laws or the requirements of a court order including, without limitation, governmental regulatory disclosure, tax and reporting requirements.  Each party, its employees, agents, consultants, accountants, and attorneys shall use the other party’s confidential information only for purposes of this Agreement and evaluating whether to consummate the transactions contemplated by this Agreement, and for no other purposes.  In the event of a breach or threatened breach by a party or its agents or representatives of this Section 7.16, the other party shall be entitled to an injunction restraining the breaching party or its agents or representatives from disclosing, in whole or in part, such confidential information.  Nothing herein shall be construed as prohibiting a party from pursuing any other available remedy at law or in equity for such breach or threatened breach.  The provisions of this Section 7.16 shall survive the termination of this Agreement.
7.17Watch List.  In the event that a party, any assignee of a party, Purchaser’s lender, or the source of any of Purchaser’s equity for the consummation of this Agreement appears on the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury prior to Closing, the other party, as applicable, may, by written notice given to the other party at or before the Closing, terminate this Agreement.  If a party elects to terminate this Agreement, pursuant to this Section 7.17, the Escrow Deposit shall be promptly paid or returned, as applicable, to the terminating party by the Title Company and neither party shall have any further rights or obligations hereunder, except for the obligations that expressly survive the termination of this Agreement, all of which shall survive the Closing or, if the purchase and sale contemplated hereunder is not consummated, any termination of this Agreement.
7.18Intentionally Omitted.

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7.19NOTICE REQUIRED BY TEXAS WATER CODE SECTION 13.257.  THE PROPERTY, DESCRIBED BELOW, THAT YOU ARE ABOUT TO PURCHASE MAY BE LOCATED IN A CERTIFICATED WATER OR SEWER SERVICE AREA, WHICH IS AUTHORIZED BY LAW TO PROVIDE WATER OR SEWER SERVICE TO THE PROPERTIES IN THE CERTIFICATED AREA.  IF YOUR PROPERTY IS LOCATED IN A CERTIFICATED AREA THERE MAY BE SPECIAL COSTS OR CHARGES THAT YOU WILL BE REQUIRED TO PAY BEFORE YOU CAN RECEIVE WATER OR SEWER SERVICE.  THERE MAY BE A PERIOD REQUIRED TO CONSTRUCT LINES OR OTHER FACILITIES NECESSARY TO PROVIDE WATER OR SEWER SERVICE TO YOUR PROPERTY.  YOU ARE ADVISED TO DETERMINE IF THE PROPERTY IS IN A CERTIFICATED AREA AND CONTACT THE UTILITY SERVICE PROVIDER TO DETERMINE THE COST THAT YOU WILL BE REQUIRED TO PAY AND THE PERIOD, IF ANY, THAT IS REQUIRED TO PROVIDE WATER OR SEWER SERVICE TO YOUR PROPERTY.  THE UNDERSIGNED PURCHASER HEREBY ACKNOWLEDGES RECEIPT OF THE FOREGOING NOTICE AT OR BEFORE THE EXECUTION OF A BINDING CONTRACT FOR THE PURCHASE OF THE PROPERTY.  THE PROPERTY IS DESCRIBED ON EXHIBIT A OF THIS AGREEMENT.

7.20NOTICE REGARDING POSSIBLE ANNEXATION – TEXAS PROPERTY CODE SECTION 5.011.  IF THE LAND IS LOCATED OUTSIDE THE LIMITS OF A MUNICIPALITY, THE LAND MAY NOW OR LATER BE INCLUDED IN THE EXTRA-TERRITORIAL JURISDICTION (ETJ) OF A MUNICIPALITY AND MAY NOW OR LATER BE SUBJECT TO ANNEXATION BY THE MUNICIPALITY.  EACH MUNICIPALITY MAINTAINS A MAP THAT DEPICTS ITS BOUNDARIES AND ETJ.  TO DETERMINE IF THE PROPERTY IS LOCATED WITHIN A MUNICIPALITY’S ETJ, PURCHASER SHOULD CONTACT ALL MUNICIPALITIES LOCATED IN THE GENERAL PROXIMITY OF THE PROPERTY FOR FURTHER INFORMATION.

7.21NOTICE REGARDING POSSIBLE LIABILITY FOR ADDITIONAL TAXES (ROLL BACK TAXES) – TEXAS PROPERTY CODE SECTION 5.010:  IF FOR THE CURRENT AD VALOREM TAX YEAR THE TAXABLE VALUE OF THE LAND THAT IS THE SUBJECT OF THIS AGREEMENT IS DETERMINED BY A SPECIAL APPRAISAL METHOD THAT ALLOWS FOR APPRAISAL OF THE LAND AT LESS THAN ITS MARKET VALUE, THE PERSON TO WHOM THE LAND IS TRANSFERRED MAY NOT BE ALLOWED TO QUALIFY THE LAND FOR THAT SPECIAL APPRAISAL IN A SUBSEQUENT TAX YEAR AND THE LAND MAY THEN BE APPRAISED AT ITS FULL MARKET VALUE.  IN ADDITION, THE TRANSFER OF THE LAND OR A SUBSEQUENT CHANGE IN THE USE OF THE LAND MAY RESULT IN THE IMPOSITION OF AN ADDITIONAL TAX PLUS INTEREST AS A PENALTY FOR THE TRANSFER OR THE CHANGE IN THE USE OF THE LAND.  THE TAXABLE VALUE OF THE LAND AND THE APPLICABLE METHOD OF APPRAISAL FOR THE CURRENT TAX YEAR IS PUBLIC INFORMATION AND MAY BE OBTAINED FROM THE TAX APPRAISAL DISTRICT ESTABLISHED FOR THE COUNTY IN WHICH THE LAND IS LOCATED.

7.221031 Exchange. Seller or Purchaser may consummate the purchase and sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to § 1031 of the Code, provided that: (a) Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Agreement, (b) the exchanging party shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; and (c) the exchanging party shall pay any additional costs that would not otherwise have been incurred by Purchaser or Seller had the exchanging party not consummated its purchase through the

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Exchange.  The non-exchanging party shall not by this Agreement or acquiescence to the Exchange (i) have its rights under this Agreement affected or diminished in any manner or (ii) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with § 1031 of the Code, nor (iii) be required to take title to any real or personal property other than the Property.

7.23Rule 3-14 Audit.  Seller understands that Purchaser is a public company subject to the rules and regulations of the United States Securities and Exchange Commission, including but not limited to, the property audit requirements embodied in Rule 3-14 of Regulation S-X (“Rule 3-14 Audit”). As such, Seller agrees that, prior to the Closing, it will reasonably cooperate, at no cost, expense or liability to Seller, with Purchaser’s reasonable requests for information or documents relating solely to the Property and solely to the extent reasonably necessary for Purchaser to comply with Rule 3-14 of Regulation S-X.  Seller’s obligation shall be limited to documents in Seller’s possession and shall not require Seller to disclose confidential or proprietary information, waive privilege, or provide information unrelated to the Property.  Seller may redact account numbers, unrelated transactions, balances, and other confidential information from bank statements or similar records.  Any post-closing cooperation shall be limited to the period ending twelve (12) months after Closing and shall be conducted in a manner that does not unreasonably interfere with Seller’s business.  Any information or documents furnished by Seller pursuant to this Section are provided on an “as-is” “where-is” basis without any representation or warranty. Nothing in this Section shall expand Seller’s representations, warranties, covenants, indemnities, or liability under this Agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

NPH VENTURES, LLC,

a Delaware limited liability company

By: /s/ Michael J. Plank

Name:Michael J. Plank

Title:President and CEO

PURCHASER:

MEDALIST DIVERSIFIED, INC.,

a Maryland corporation

By:/s/ C. Brent Winn, Jr.

Name: C. Brent Winn, Jr.

Title: Chief Financial Officer

Signature Page to

Purchase and Sale Agreement

JOINDER OF THE TITLE COMPANY

The undersigned Title Company hereby acknowledges receipt of the Escrow Deposit and a copy of this Agreement and agrees to hold and disburse the Escrow Deposit in accordance with the provisions of this Agreement.  It is expressly acknowledged and agreed to by the Title Company that in no event shall the joinder, consent, agreement or signature of the Title Company be necessary or required in connection with any amendment, modification or termination of this Agreement.

FIDELITY NATIONAL TITLE, PHOENIX NATIONAL COMMERCIAL SERVICES

By:

Print: Shannon Mooring

Its: Authorized Signatory

Signature Page to

Purchase and Sale Agreement

EXHIBIT A

PROPERTY DESCRIPTION

Exhibit A

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EXHIBIT B

Rent Roll

Landlord: NPH Ventures, LLC

Tenant: Caliber Bodyworks of Texas LLC

Lease: Lease Agreement dated September 7, 2023

Tax Agreement: Excess Real Estate Taxes Agreement dated September 7, 2023

Premises: 8600 Highway 377, Aubrey, Texas 76258

Base Rent (Annual):

Exhibit B

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EXHIBIT C

DEED

AFTER RECORDING RETURN TO:

______________________________

______________________________

______________________________

______________________________

______________________________

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

NPH VENTURES, LLC, a Delaware limited liability company (“Grantor”), in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration in hand paid by __________________________ (“Grantee”), whose address is __________________________, the receipt and sufficiency of which are hereby acknowledged, hereby GRANTS, BARGAINS, SELLS and CONVEYS unto Grantee the real property located in _______ County, Texas, which is more particularly described on Exhibit 1 attached hereto and made a part hereof (the “Property”), together with (i) all and singular, all of Grantor’s right, title and interest, if any, in and to any and all easements and appurtenances thereon and pertaining thereto, including all of Grantor’s right, title and interest, if any, in and to any adjacent streets, roads, alleys, easements and rights-of-way, (ii) any and all improvements and buildings located on such real property, subject to, however, all easements, exceptions, covenants, conditions, restrictions and other encumbrances set forth in Exhibit 2 attached hereto and made a part hereof (said exceptions being called the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns forever.  Grantor does hereby bind itself, and its legal representatives and successors to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomever lawfully claiming or to claim the same or any part thereof, by or under Grantor, but not otherwise, and subject to the Permitted Exceptions.

By acceptance of this Special Warranty Deed, Grantee assumes liability for any ad valorem taxes, assessments and public charges relating to the Property for the calendar year 202__ and subsequent years.

[Signatures on following page]

Exhibit C

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EXECUTED to be effective as of the _____ day of _____________________, 202__.

NPH VENTURES, LLC,

a Delaware limited liability company

By:

Print:

Its:

STATE OF TEXAS§

§

COUNTY OF _______§

This instrument was acknowledged before me on ___________________, 202__, by ______________________, _____________________ of NPH VENTURES, LLC, a Delaware limited liability company, on behalf of such limited liability company.

Notary Public, State of Texas

Exhibits to be attached

Exhibit C

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EXHIBIT D

ASSIGNMENT

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Agreement”) is executed and delivered as of the ____ day of _______________, 2026, by and between NPH VENTURES, LLC, a Delaware limited liability company (“Seller”), and _________________ (“Purchaser”), covering the real property described in Exhibit A attached hereto (the “Real Property”).

1.Sale of Personalty.  For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following:

(a)Tangible Personalty.  All of Seller’s right, title and interest, if any, in and to the furniture, fixtures, equipment, interior appliances, machines, apparatus, supplies and tangible personal property of every nature and description and all replacements thereof now owned by Seller (including any interest in such property that is leased by Seller) and located in or on the Real Property and described on Exhibit B attached hereto; and

(b)Intangible Personalty.  To the extent transferable, all of Seller’s right, title and interest, if any, in and to the intangible property that is owned by Seller and appurtenant to the ownership, operation, and use of the Real Property.

2.Assignment of Leases and Contracts.  For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts and assumes all of the Seller’s right, title and interest, if any, in and to the lease agreement (the “Lease”) and the excess real estate taxes agreement (the “Tax Agreement”) covering the Real Property, as set forth on the Rent Roll attached hereto as Exhibit C, and Purchaser hereby assumes all of the Seller’s obligations under the Lease;

3.Purchase and Sale Agreement.  The rights, titles and interests conveyed pursuant to this Agreement are subject in all events to the terms, provisions and agreements set forth in Section 1.04(c) of that certain Purchase and Sale Agreement, dated __________ ___, 202__, made and entered into by and between Seller and Purchaser, as the same may have been amended, modified and/or assigned.

4.Indemnification.  Seller shall defend, indemnify and hold Purchaser harmless from and against any liabilities, damages, causes of action, expenses, and attorneys’ fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations under the Lease accruing before the date hereof.  The foregoing notwithstanding, this indemnification shall not apply to any cost, liability, damage or expense to the extent relating to the physical condition of the Property and shall be subject in all respects to Section 3 above. Additionally, but without limiting the generality of the foregoing, Purchaser agrees to assume and discharge all leasing commissions, costs for tenant improvements, legal fees and other costs and expenses incurred with respect to the Lease from and after the date hereof.  Purchaser shall defend, indemnify and hold Seller harmless from and against any liabilities, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe its obligations under the Lease accruing from and after the date hereof.

Exhibit D

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5.Counterparts.  This instrument may be executed in any number of identical counterparts, all of which shall together constitute a single original.

[Signatures on following page]

Exhibit D

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date written above.

SELLER:

NPH VENTURES, LLC,

a Delaware limited liability company

By:

Name:

Title:

PURCHASER:

___________________________________________

By:

Name:

Title:

Exhibits to be attached

Exhibit D

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EXHIBIT E

TENANT NOTICE LETTER

[________________________]

[________________________]

[________________________]

[________________________]

With copy to:

[________________________]

[________________________]

[________________________]

[________________________]

[__________________], 20[__]

Re:Change of Ownership – [_____________________________] (the “Property”)

Ladies and Gentlemen:

Reference is hereby made to (i) that certain [Lease Agreement] dated [__________________], 20[__] by and between NPH VENTURES, LLC, a Delaware limited liability company (“Seller”), and [____________________________], a [____________________________] (“Tenant”), pursuant to which Tenant leases the Property from Seller (as amended, the “Lease”) and (ii) that certain [Excess Real Estate Taxes Agreement] dated [__________________], 20[__] by and between Seller and Tenant (as amended, the “Tax Agreement”).

This letter is to inform Tenant that Seller has transferred ownership of the Property to [____________________________], a [____________________________] (“Purchaser”).

In connection with this transfer, all of Seller’s interest under the Lease and Tax Agreement has been assigned to Purchaser.  Beginning [________________], 20[___], please make all rental payments under the Lease payable to Purchaser and deliver them to the following address:

[___________________________]

[___________________________]

[___________________________]

[___________________________]

All questions or other matters regarding the Lease should be coordinated through [______________________], at the above address, whose telephone number is: [____________________.

[In connection with the transfer, your security deposit that is subject to refund in the amount of $___________ has been transferred to Purchaser, who has assumed responsibility for such deposit, and all future matters regarding this deposit are to be coordinated with Purchaser.  Deposit returns will be conditioned upon and subject to existing agreements.]

[signatures follow]

Exhibit E

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SELLER: NPH VENTURES, LLC, a Delaware limited liability company By: Name: Title:
PURCHASER: [______________________________________], a [______________________________________] By: Name: Title:

Exhibit E

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EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

To:

Medalist Diversified, Inc.

Attn: C. Brent Winn, Jr., Chief Financial Officer

P.O. Box 8436

Richmond, VA 23226

Email: bwinn@medalistdst.com

(“Purchaser”)

Premises:

Lease Agreement (as amended, the “Lease”) dated September 7, 2023, between NPH VENTURES, LLC, a Delaware limited liability company (“Landlord”), and CALIBER BODYWORKS OF TEXAS LLC, a Texas limited liability company (“Tenant”), covering certain premises located in Denton County, Texas, more particularly described in the Lease (the “Leased Premises”).

THIS IS TO CERTIFY THAT THE FOLLOWING IS TRUE AND CORRECT:

1.	That the undersigned is the tenant under the Lease and the Lease supersedes, in all respects, all prior written or oral agreements between Landlord and Tenant with respect to the Leased Premises and there are no agreements, understandings, warranties, or representations between Landlord and Tenant with respect to the Lease or the Leased Premises except as expressly set forth in the Lease.

2.	That the Lease (including all amendments thereto, if any) attached hereto as Exhibit A is in full force and effect and has not been modified (except as set forth following this sentence).

The Lease Commencement Agreement dated ________, 20___.

3.	That the monthly base rent due under the Lease has not been paid more than thirty (30) days in advance. The current base rent is $_____________ as of _____________, 2026.

4.	That the Lease commenced ______________, 20___, and that the current term expires ______________, 20___. Tenant has _____ (__) additional terms of _____ (__) years each.

5.	That, to Tenant’s knowledge as of the date hereof, Landlord is not in default under the Lease (except as set forth following this sentence). _____________________________________________

6.	That Tenant’s interest in the Lease and the Leased Premises demised therein, or any part thereof, has not been sublet, transferred or assigned.

7.	That Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors’ rights laws.

8.	That Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other

Exhibit F

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hypothecation of the Leased Premises or the Lease or of the rents provided for therein.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Exhibit F

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IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of Tenant.

TENANT:

CALIBER BODYWORKS OF TEXAS LLC,

a Texas limited liability company

By:

Name:

Title:

Date: _____________________, 2026

Exhibit F

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